Exhibit 3.15

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
DSCB:15-8512 (Rev 20)

In compliance with the requirements of 18 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.               The name of the limited partnership is: Graham Packaging Poland, L.P.

2.               The date of filing of the original Certificate of Limited Partnership is: October 7, 1994

3.               (Check, and if appropriate complete, one of the following):

☐  The amendment adopted by the limited partnership, set forth in full, is as follows:

☒  The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.               (Check, and if appropriate complete, one of the following):

☒  The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

☐ The amendment shall be effective on:		at
	Date		Hour

5.               (Check if the amendment restates the Certificate of Limited Partnership):

☒  The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be executed this 2nd day of February, 1998.

GRAHAM PACKAGING POLAND, L.P.
By:	Graham Packaging Corporation, its		By:	GPC Sub GP LLC, its new general partner
	withdrawing general partner		By:	Graham Packaging Company, its sole member
			By:	GPC Opco GP LLC, its general partner
	By:	/s/ [ILLEGIBLE]	By:	Graham Packaging Holdings Company, its
		Name:		sole member
		Title:	By:	Graham Packaging Corporation, its general
partner

/s/ [ILLEGIBLE]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GRAHAM PACKAGING POLAND, L.P.

1.                                       The name of the Partnership is Graham Packaging Poland, L.P.

2.                                       The current registered office of the Partnership in the Commonwealth of Pennsylvania is at 1110 East Princess Street, York, York County, Pennsylvania  17403.

3.                                       The name and business address of each general partner of the Partnership is as follows:

GPC Sub GP LLC
1110 East Princess Street
York, Pennsylvania  17403